UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 21, 2008

Volterra Semiconductor Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50857	94-3251865
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

47467 Fremont Blvd., Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510 743 1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2008, the Compensation Committee of the Board of Directors of Volterra Semiconductor Corporation (the "Company") approved (i) increases to base salaries to certain executive officers for 2008, (ii) grants of stock options to certain executive officers and (iii) 2007 bonuses to certain executive officers.

2008 Executive Compensation

The following table sets forth the 2008 increases to base salaries and the 2008 stock option grants:

Name and Title___________________2008 Base Salary______Option Grant
Jeff Staszak, President and CEO..................$ 385,000....................75,000
Mike Burns, VP and CFO............................$ 230,000....................15,000
David Lidsky, VP Design Engineering........$ 225,000…................30,000
Bill Numann, VP Marketing........................$ 235,000.....................50,000
Craig Teuscher, VP Sales and Appl. Eng.....$ 240,000....................40,000

The stock options described above (i) shall be granted on Feb. 1, 2008 and shall have an exercise price per share equal to the closing price of our common stock as reported on the Nasdaq Global Market on January 31, 2008, (ii) shall be granted pursuant to our 2004 Equity Incentive Plan, and (iii) shall terminate seven years after the date of grant, or earlier in the event the optionholder’s service to us is terminated. Subject to the optionholder’s continued service to us, 25% of the shares of common stock subject to such stock options vest on the first anniversary of the date of grant, and the remaining shares vest quarterly over the following three years.

2007 Executive Bonuses

The Compensation Committee determined that no bonus awards shall be granted under the Company's 2007 Management Bonus Plan. The Compensation Committee did award individual bonuses to Mr. Bill Numann, the Company's Vice-President of Marketing, and Dr. David Lidsky, the Company's Vice-President of Design Engineering, of $30,000 each, for their contributions and performance in 2007.

2008 Management Bonus Plan

The Compensation Committee also established the terms of the management bonus plan for the upcoming year. The bonus plan is designed to attract, motivate and retain the Company’s executive officers and individual awards are based on business and individual performance and are made at the discretion of the Company’s Board of Directors or the Compensation Committee. Under the plan, individual bonuses may range from 0% (if minimum operating results are not achieved) to a maximum of 150% (if results exceeds objectives) of the target bonus amount for such executive. The target bonus for an executive officer is based on a percentage of his base salary earned during the year. The target bonus for the Company’s chief executive officer is based solely on the Company’s financial performance. The target bonuses for all other executive officers of the Company are weighted such that fifty percent of the target bonus is based on the Company’s financial performance and fifty percent is based on the satisfaction of individual performance criteria as established by the Company’s chief executive officer, as reviewed by the Compensation Committee. The foregoing descriptions are subject to, and qualified in their entirety by, the Company’s management bonus plan, which is filed as Exhibit 10.1 to this Current Report and is incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished with this document:

Exhibit
Number______________Description of Exhibit
10.1..................................Management Bonus Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

January 28, 2008	By:	/s/ Mike Burns

Name: Mike Burns
Title: CFO

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Exhibit Index

Exhibit No.	Description

10.1	Management Bonus Plan